Exhibit 10.44

(Space above for recorder’s use)

MORTGAGE

by and from GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company, “Mortgagor”

to BNP PARIBAS,
in its capacity as Pari Passu Agent, “Mortgagee”

Dated as of April 5, 2018

Location:7025 Silberhorn Highway

Municipality:Blissfield
County:Lenawee
State:Michigan
Parcel ID No.:BLO-233-3700-00; BLO-233-3850-00; RGO-104-1025-00; RGO-104-1205-00; RGO-104-1240-00; RGO-104-1410-00
Legal Description:See Exhibit A attached.

This mortgage contains after-acquired property provisions and constitutes a fixture financing statement under the Michigan Uniform Commercial Code.

NOTICE:  This mortgage secures credit in an amount not to exceed $850,000,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Exhibit 10.44

MORTGAGE

SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS SECOND LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of April 5,  2018 by GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Mortgagor”), having an address at 1811 Aksarben Drive, Omaha, NE  68106, to BNP PARIBAS (“BNPP”), as Pari Passu Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York  10019 (BNPP, in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS

A.BNPP is party to that certain Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as it may be amended, restated, supplemented, replaced or otherwise modified from time to time the “Term Loan Intercreditor Agreement”), by and among BNPP in its capacity as collateral agent for the holders of the Term Loan Obligations (as defined therein) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Term Loan Agent”), BNPP in its capacity as collateral agent for the holders of the ABL Obligations (such holders collectively referred to herein as the “ABL Claimholders” and each, individually, as a “ABL Claimholder”) (BNPP and its successors and assigns in such capacity being hereinafter referred to as “Pari Passu Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined therein) (together with their respective successors and assigns in such capacity being hereinafter referred to as “ABL-Cattle Agent”), BNPP in its capacity as collateral agent for the holders of the ABL-Grain Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Grain Agent”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined therein) (together with its successors and assigns in such capacity being hereinafter referred to as “ABL-Trade Agent”), and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined therein).  Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Term Loan Intercreditor Agreement.

B.Mortgagor is one of the New Grantors under the Term Loan Intercreditor Agreement and has entered into a Guaranty in favor of ABL-Cattle Agent, a Guaranty in favor of ABL-Grain Agent and a Guaranty in favor of ABL-Trade Agent, each dated as of August 29, 2017, guaranteeing the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations, respectively (collectively, the “Guaranteed Obligations”).

C.Pursuant to the Term Loan Intercreditor Agreement, Mortgagor executes and delivers this Mortgage to secure the Guaranteed Obligations on a pari passu basis (collectively the “Obligations Secured”).

D.Pursuant to the Term Loan Intercreditor Agreement, this Mortgage, in second lien and security interest status, will be and remain subject, junior and subordinate to that certain First Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of the date hereof, made by Mortgagor to Term Loan Agent (as it may hereafter be amended, restated, supplemented, renewed, consolidated, extended, substituted, replaced or otherwise modified from time to time, the “First Lien Mortgage”), and the First Lien Mortgage shall be prior and superior to this Mortgage.

DEFINITIONS

Environmental Law means all Federal, state or local laws, statutes, rules, regulations, ordinances, codes and common laws, together with all administrative orders, licenses, authorizations and permits of, and written agreements with, any Governmental Authorities, in each case relating to pollution or protection of health or environmental media (i.e. air, soil, sediments, land surface, natural resources, and water), including (i) such laws relating to any actual or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Materials and (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, together with any amendments or reauthorizations thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

Event of Default means any “Event of Default” under any ABL Loan Document.

Hazardous Material means all substances and wastes defined pursuant to any Environmental Law as hazardous, toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious, radioactive, or pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes and all other substances or wastes of a similar nature.

Permitted Liens means “Permitted Liens,” “Permitted Encumbrances” or similar terms as defined in the ABL Loan Documents and for avoidance of doubt, any Lien in favor of the Term Loan Collateral Agent to secure Term Loan Obligations under the Term Loan Documents.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the ABL Claimholders and the Pari Passu Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Pari Passu Agent (for the benefit of the Secured Parties), and its successors  and assigns, the real estate legally described in Exhibit A hereto (the “Land”) in Lewanee County (the “County”), Michigan (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land (the “Improvements”); and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Mortgagor and Pari Passu Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Term Loan Intercreditor Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Pari Passu Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Pari Passu Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Notwithstanding the foregoing or any other provision of this Mortgage including, without limitation, Section 2.1 of this Mortgage, the Mortgaged Property does not include any movable personal property or movable contents owned by Mortgagor and located within the Improvements which would be insurable as “contents” pursuant to Section III. Property Covered: Coverage B – Personal Property of the General Property Form, Standard Flood Insurance Policy issued by the United States Federal Emergency Agency National Flood Insurance Program.

Nothing herein contained shall be construed as constituting the Pari Passu Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Pari Passu Agent.  Nothing contained in this Mortgage shall be construed as imposing on the Pari Passu Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Pari Passu Agent.  In the exercise of the powers herein granted the Pari Passu Agent, prior to Pari Passu Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Pari Passu Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Pari Passu Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Pari Passu Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Pari Passu Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing second priority security interest to the Pari Passu Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Pari Passu Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.
(g) The Pari Passu Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items 6 specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Mortgagor authorizes the Pari Passu Agent to file any financing statement, continuation statement or other instrument that the Pari Passu Agent or the ABL Controlling Agent may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Term Loan Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in the ABL Loan Documents, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the ABL Controlling Agent.

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Mortgagor warrants, represents, and covenants to Mortgagee and the ABL Claimholders as follows:

Section 3.1 Second Lien Status

.  Mortgagor shall preserve and protect the priority of the lien of this Mortgage as a second lien as herein provided.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the ABL Loan Documents (including, if applicable, any requirement to provide a bond or other security satisfactory to Mortgagee).

Section 3.2 Payment of Taxes on this Mortgage

.  Without limiting any provision of the ABL Loan Documents, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Pari Passu Agent or pay (or reimburse the Pari Passu Agent for) such taxes, assessments or impositions.  The Mortgagor agrees to provide to the Pari Passu Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section.  The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the ABL Controlling Agent (or at the Pari Passu Agent’s option) and without any further documentation, attorn to the Pari Passu Agent as lessor if for any reason the Pari Passu Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Pari Passu Agent, and the Pari Passu Agent shall not be responsible under such Lease for matters arising prior to the Pari Passu Agent becoming lessor thereunder; provided that the Pari Passu Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the ABL Controlling Agent to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the ABL Controlling Agent, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to the Term Loan Intercreditor Agreement, the Mortgagor shall:

(a)At its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Pari Passu Agent, until the Obligations Secured are paid in full, (i) insurance upon the Mortgaged Property, in such form, written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated, with provisions reasonably satisfactory to the Pari Passu Agent for payment of all losses under applicable policies to the Pari Passu Agent (including a lender loss payee endorsement in favor of the Pari Passu Agent); (ii) liability insurance (including an endorsement naming the Pari Passu Agent as an additional insured), written by such companies, for such periods, and against such risks and in amounts customarily insured against or carried by corporations engaged in the same or substantially similar business and similarly situated; and (iii) with respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, flood insurance in such reasonable total amount as the Pari Passu Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to applicable flood insurance laws, from financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Mortgagor ceases to be financially sound and reputable, in which case, the Mortgagor shall promptly replace such insurance company with a financially sound and reputable insurance company), and, if required by the Pari Passu Agent, deposit copies of such policies with the Pari Passu Agent; and use commercially reasonable efforts to cause each policy of insurance to provide for no less than 10 days’ prior written notice to the Pari Passu Agent of cancellation of a policy due to non-payment of a premium and no less than 30 days’ prior written notice to the Pari Passu Agent of cancellation for any other reason.  Prior to an Event of Default, use of insurance proceeds shall be governed by the Term Loan Intercreditor Agreement.  If an Event of Default exists and is continuing, and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.5, then, subject to the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

(b)Maintain and preserve all property that is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof.

Section 3.6 Real Property Taxes

.  The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Term Loan Intercreditor Agreement, the Mortgagor assigns to the Pari Passu Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Pari Passu Agent has given notice to the Mortgagor that the Pari Passu Agent intends to exercise its rights under this Section 3.7, then, subject to the terms of the Term Loan Intercreditor Agreement, the Pari Passu Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the ABL Controlling Agent) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the ABL Loan Documents and the Term Loan Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the ABL Loan Documents, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Pari Passu Agent’s Power of Enforcement.  The Pari Passu Agent may (i) immediately sell the Mortgaged Property under exercise of Pari Passu Agent’s STATUTORY POWER OF SALE, either in whole or in separate parcels, and in connection therewith, make and execute to any purchaser thereof deeds of conveyance pursuant to applicable law; or (ii) immediately foreclose this Mortgage by judicial action.  In the event of public sale, the Mortgaged Property may be sold as a whole or in parcels at the option of Pari Passu Agent.  The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement), or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Pari Passu Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Pari Passu Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Pari Passu Agent shall, at the direction of ABL Controlling Agent or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the ABL Loan Documents (subject to the Term Loan Intercreditor Agreement) or any deficiency decree entered in any foreclosure proceeding.

(c) Appointment of a Receiver.  At any time after the commencement of an action in foreclosure, or during the period of redemption, Mortgagor waives its right to possession of the Mortgaged Property and agrees that the court having jurisdiction of the case shall, at Pari Passu Agent’s request, appoint a receiver to take immediate possession of the Rents and the other Mortgaged Property, and to rent the Mortgaged Property as such receiver may deem best for the interest of all interested parties.  For purposes of this Mortgage, the term “Rent” also includes “profits” and “issues.”  Such receiver shall be liable to account to Mortgagor only for the net profits, after application of Rents to the costs and expenses of the receivership and foreclosure and to the Obligations Secured.

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  All proceeds of any foreclosure of this Mortgage by judicial action in any court or exercise of the power of sale of the Mortgaged Property shall (and any decree for sale in the event  of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Pari Passu Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Pari Passu Agent hereunder (collectively “Costs and Expenses”).  All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Pari Passu Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the ABL Controlling Agent may determine in its discretion.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Pari Passu Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Pari Passu Agent.

Section 4.4 Pari Passu Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, or if Pari Passu Agent exercises its statutory power of sale, execution  may be made upon or Pari Passu Agent may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at the election of the ABL Controlling Agent.

Section 4.5 No Merger

.  In the event of a foreclosure of this Mortgage in any court or exercise of Pari Passu Agent's power of sale or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the ABL Controlling Agent, not be merged into any decree of foreclosure entered by the court, and the Pari Passu Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Term Loan Intercreditor Agreement.

Section 5.2 Governing Law

.  This Mortgage shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

Section 5.3 Satisfaction of Mortgage

.  Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Term Loan Intercreditor Agreement for release of the Mortgaged Property from this Mortgage, then the Pari Passu Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Pari Passu Agent shall be deemed to include their respective successors and assigns.  The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage exercise of statutory power of sale or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Pari Passu Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Mortgagor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Pari Passu Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.  Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Pari Passu Agent under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Pari Passu Agent’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Term Loan Intercreditor Agreement, the provisions of the Term Loan Intercreditor Agreement will govern.  To the extent any provision of this Mortgage specifies performance according to standards established by the Term Loan Intercreditor Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Mortgagor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Pari Passu Agent pursuant to this Mortgage and the exercise of any right or remedy by Pari Passu Agent hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan

Intercreditor Agreement and the terms and provisions of this Mortgage, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Term Loan Intercreditor Agreement or any other document evidencing or relating to any Obligations Secured.  The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made.  Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the ABL Loan Documents.  NOTICE:  This Mortgage secures credit in the amount of $850,000,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Section 5.8 Changes

.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Pari Passu Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Term Loan Intercreditor Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Term Loan Intercreditor Agreement.

(b) The provisions of the Term Loan Intercreditor Agreement contained in Sections 8.7 and 8.8 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Mortgagor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Mortgagor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Pari Passu Agent to serve legal process in any other manner permitted by law or affect the right of the Pari Passu Agent to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Mortgage.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Mortgage.  In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

Section 5.12 Pari Passu Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Pari Passu Agent or the ABL Controlling Agent reasonably determines that the Mortgagor’s action is not protective of the interest of the Pari Passu Agent in the Mortgaged Property, Pari Passu Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Pari Passu Agent’s name, that the ABL Controlling Agent, in its sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Pari Passu Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Pari Passu Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding).  Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property.  Unless and until a

Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor  made herein or in any of the ABL Loan Documents evidencing or securing any obligation  under the ABL Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the ABL Loan Documents and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS MORTGAGE MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF

THIS MORTGAGE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Mortgage or any of the ABL Loan Documents, the liability of the Mortgagor hereunder shall not exceed the maximum amount of liability that the Mortgagor can incur without rendering this Mortgage void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Section 5.18 Second Lien Status

.  Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Mortgagee under this Mortgage and the exercise of any right or remedy by hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Mortgage, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Mortgage to “second priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Term Loan Intercreditor Agreement.  All representations, warranties, and covenants in this Mortgage shall be subject to the provisions and qualifications set forth in this Section 5.18.

Article 6 LOCAL LAW PROVISIONS
Section 6.1 Local Law Provisions.

(a) In addition to the assignment of Rents and Leases provided above, Pari Passu Agent shall be entitled to all of the rights and benefits conferred by Act 210 of the Michigan Public Acts of 1953 as amended (MCL 554.231, et seq.), as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCL Section 554.231, et seq.). In addition, Pari Passu Agent shall be entitled to all the rights and remedies conferred by Act No. 66 of the Michigan Public Acts of 1956 (MCL Section 565.81, et seq.), and Act No. 226 of the Public Acts of Michigan of 1925 (MCL 554.211, 554.212 and 554.213), as amended.

(b) Failure of Mortgagor to pay any Taxes, or any part thereof, or any installment of any such tax, assessment or charge, or any premium upon any such tax, assessment or charge, or any premium upon any policy of insurance covering any part of the Mortgaged Property, at the time or times such Taxes thereof or insurance premiums are due and payable, shall constitute “waste”, as such term is set forth in the provisions of Act No. 236 of the Michigan Public Acts of 1961, as amended (MCL 600.2927), and an Event of Default hereunder, and shall entitle Pari Passu Agent to exercise the remedies afforded by such Act. Payment by Pari Passu Agent for and on behalf of Mortgagor of any such delinquent Taxes or insurance premium properly payable by Mortgagor under the terms of this Mortgage or the Term Loan Intercreditor Agreement, shall not cure the Event of Default herein described nor shall it in any manner impair Pari Passu Agent’s right to the appointment of a receiver on account thereof, as herein provided. Upon the happening of any such failure to acts, and on proper application made therefore by Pari Passu Agent to a court of competent jurisdiction, Pari Passu Agent shall forthwith be entitled to the appointment of a receiver of this Mortgage and of the earnings, income, issues and profits thereof, with such powers as the court making such appointment shall confer; Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Mortgagor acknowledges that the term “waste” set forth above is used solely for the purpose of describing the provisions of Act No. 236 of the Michigan Public Acts of 1961, as amended (MCL 600.2927), and not for any other purpose in the Loan Documents.

(c) This Mortgage constitutes a “future advance mortgage” within the meaning of Act No. 348 of the Public Acts of Michigan of 1990 (MCL 565.901, et seq.), as amended, and shall also secure the payment of all future obligations of Mortgagor to Pari Passu Agent, its successors or assigns, however created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due.

(d) To the extent not set forth herein, the interest rates, maturity dates and terms of repayment of the Indebtedness are set forth in the Term Loan Intercreditor Agreement

(e) The provisions set forth in this Mortgage are not intended to evidence an additional recordable event, as may be proscribed by Act No. 459 of the Public Acts of Michigan of 1996 but rather are included in this Mortgage for purposes of complying with applicable law.

(f) Mortgagor acknowledges that this Mortgage confers a power of sale upon Pari Passu Agent, and that upon default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. Mortgagor understands that upon an Event of Default, Pari Passu Agent is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement” (MCL 600.3201 et seq.), which permits Pari Passu Agent to sell the Mortgaged Property without affording Mortgagor a hearing, or giving it actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property. By conferring this power of sale upon Pari Passu Agent, Mortgagor, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement. However, Mortgagor reserves the right to timely contest the exercise of the power of sale by instituting suit against Mortgagor in the circuit court of the county in which the Mortgaged Property is located or any other court of competent jurisdiction.

 [SIGNATURE PAGE FOLLOWS]

Exhibit 10.44

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company
	By:	/s/ Michele Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of March, 2018, within my jurisdiction, the within named Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the person or entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Ronda Alcala

Notary Public

Douglas County, Nebraska

My commission expires:

9/29/20

Prepared by:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

Exhibit A-1

US-DOCS\95260752

EXHIBIT A

Legal Description

Land located in the Townships of Riga and Blissfield, County of Lenawee, State of Michigan, described as follows:

Parcel 1 :

All that part of the Southwest 1/4, Section 33, Town 7 South, Range 5 East and the Northwest and Northeast fractional 1/4 of Section 4, Town 8 South, Range 5 East, described as beginning at the Southwest corner of said Section 33; thence North 03° 31' 21" East 403.50 feet along the West line of the said Section 33; thence South 86° 53' 01" East 1335.00 feet; thence North 03' 08' 59" East 154.78 feet along the line as described in Liber 630, Page 289, Lenaw.ee County Records to the Southerly line of the former Toledo and Western Railway Right of Way; thence along said right of way line, South 45° 20' 45" East 841.90 feet; thence South 86' 53' 01" East 12.06 feet along the North line of said Section 4; thence along the following lines as described in Warranty Deed, Liber 596, Page 24 7, Lenawee County Records South 45' 19' 25" East 421. 78 feet and North 44' 40' 55" East 25.00 feet to the Southwesterly line of the Adrian-Blissfield Railroad right of way; thence along the said Adrian-Blissfield Railroad right of way, South 45° 19' 05" East 568.85 feet and South 45° 23' 57" East 729.04 feet and South 45' 28' 36" East 1187.29 feet to the South line of the North 1/2, Northeast fractional 1/4 and the Northwest fractional 1/4, said Section 4 as monumented; thence North 86° 48' 35" West 3777.55 feet along the said South line, North 1/2, Northeast 1/4 and Northwest 1/4, also being the centerline of Cemetery Road; thence North 01' 19' 38" East 1394.70 feet; thence North 01° 21' 37" East 300.00 feet; thence North 88° 38' 23" West 274.75 feet to the West line of said Section 4; thence North 01' 21' 37" East 216.51 feet along the said West line of said Section 4 to the Northwest corner of said Section 4 as amended to intersect the South line of said Section 33; thence North 86° 53' 01" West 63.08 feet along the South line of said Section 33 to the point of beginning;

EXCEPTING THEREFROM all that part of the Northwest fractional 1/4 of Section 4, Town 8 South, Range 5 East, Riga Township, Lenawee County, Michigan, described as beginning at the Southwest corner of Section 33, Town 7 South, Range 5 East; thence North 03' 31' 21" East 403.50 feet along the West line of said Section 33; thence South 86° 53' 01" East 1335.00 feet; thence North 03° 08' 59" East 154.78 feet along the line as described in Liber 630, Page 289, Lenawee County Records, to the Southerly line of the former Toledo and Western Railway Right of Way; thence along said right of way line, South 45° 20' 45" East 841.90 feet; thence South 86° 53' 01" East 12.06 feet along the North line of said Section 4; thence along the following lines as described in a warranty deed recorded in Liber 596, Page 247, Lenawee County Records, South 45° 19' 25" East 421.78 feet and North 44" 40' 55" East 25.00 feet to the Southwesterly line of the Adrian-Blissfield Railroad right of way; thence along the said Adrian-Blissfield Railroad right of way South 45° 19' 05" East 43.55 feet; thence leaving the said Southwesterly line of the Adrian-Blissfield Railroad right of way, South 43° 21' 22" West 91.13 feet to a further point of beginning; thence South 45° 23' 09" East 371.97 feet; thence South 44° 58' 03" West 419.80 feet; thence North 46° 11' 04" West 121.02 feet; thence South 44° 58' 08" West 201.92 feet; thence North 45° 01' 52" West 299.70 feet; thence North 44° 26' 10" East 257.38 feet; thence South 45° 33' 50" East 61.39 feet; thence North 43° 21' 22" East 364.05 feet to the further point of beginning;

SUBJECT TO an easement for ingress and egress purposes being part of the Southwest 1/4 of Section 33, Town 7 South, Range 5 East, Blissfield Township and part Northwest fractional 1/4 of Section 4, Town 8 South, Range 5 East, Riga Township, Lenawee County, Michigan, further described as beginning on the West line of Section 33 aforesaid at a point being 273.85 feet North 03° 31' 21" East from the Southwest corner of said Section 33; thence North 03° 31' 21" East 129.65 feet continuing along the West line of said Section 33; thence South 86° 53' 01" East 16.87 feet; thence South 45° 36' 33" East 71.25 feet; thence South 86° 53' 03" East 1293.69 feet; thence South 45° 31' 12" East 705.78 feet; thence South 58° 38' 08" East 32.10 feet; thence South 45° 28' 54" East 447.22 feet; thence South 43° 21' 22" West 48.00 feet; thence North 45° 28' 54" West 416.50 feet; thence North 44° 50' 56" West 62.93 feet; thence North 45° 31' 12" West 644.23 feet; thence North 64° 54' 47" West 108.78 feet; thence North 86° 53' 03" West 1212.57 feet; thence South 44° 08' 52" West 70.03 feet; thence North 86° 28' 39" West 25.37 feet to the point of beginning.

2

Parcel 2:

Together with the appurtenant easements contained in Lease Agreement dated May 16, 2005, evidenced by Memorandum of Lease recorded in Uber 2299, Page 145, and as amended by Assignment of Lease recorded in Uber 2314, Page 10, Lenawee County Records, for water line, on, in, under, over, through and across a parcel described as: All that part of the main track of the Adrian and Blissfield Railroad Company, described as commencing on the East bank of the Raisin River in the Village of Lyon, now Village of Blissfield, and running Easterly through Sections 29,30,31,32 and 33, Town 7 South, Range 5 East, Village and Township of Blissfield; and through Section 4, Town 8 South, Range 5 East, Riga township, ending at Cemetery Road, limited that portion of the main track in the Northeast 1/4 of the Northeast 1/4 of said Section 4 to 50 feet in width.

3